              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

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                           FORM 8-K

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                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): February 23, 2001

                        PRIME GROUP REALTY TRUST
         (Exact name of registrant as specified in its charter)

MARYLAND_______________________________1-13589_________________36-4173047_____
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois______________60601________
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      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (312)917-1300

                          NOT APPLICABLE
  (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         (a) March 9, 2001. Press Release: On March 9, 2001, Prime Group Realty Trust (the "Company") issued the Press Release attached hereto as Exhibit 99.1. Such Press Release is incorporated herein by reference.

         The Company is the sole general partner of, and the holder of an approximately 59.2% interest in, Prime Group Realty, L.P. (the "Operating Partnership"), the Company's operating partnership. The Operating Partnership owns a significant membership interest in Prime/Beitler Development Company, L.L.C. ("Prime/Beitler"), a joint venture which the Company accounts for on a consolidated basis. Prime/Beitler is the sole member of Dearborn Center L.L.C. ("Dearborn"). Dearborn owns that certain mixed use office and retail development currently under construction commonly known as the Dearborn Center project located at 131 S. Dearborn Street, Chicago, Illinois (the "Project").

         On February 23, 2001, Dearborn finalized a lease with a global financial services institution ("Tenant") for 206,146 square feet of office space in the Project. The lease has a term of 10 years, 9 months. The commencement of the lease term is anticipated to be on or about January 1, 2003. The total nominal rental obligation over the term of the lease is approximately $122,850,000, including real estate taxes and operating expenses. The total nominal net rental obligation (excluding the additional rent for real estate taxes and operating expenses the tenant is obligated to pay) over the term is approximately $82,270,000. Net rent commences upon the commencement of the lease term and increases at the rate of three percent per year. In addition, Dearborn provided Tenant with a tenant work allowance of $50.00 per rentable square foot.

         Dearborn has agreed to reimburse Tenant for the financial obligations of Tenant's existing 161,488 rentable square foot lease at One North Wacker Drive in Chicago. The lease, which also has a term of ten years and nine months, has a total nominal gross rental obligation of approximately $77,814,000 over the term of the lease. The total nominal net rental obligation is estimated to be $50,405,000. Net rent commences upon the commencement of the lease term and increases at the rate of two and one/half percent per year. Dearborn Center intends to mitigate its financial obligation by subleasing the One North Wacker Drive space. A tenant work allowance of $47.50 per rentable square foot is available from One North Wacker Drive to lease the space.

         (b)  Exhibits:

              Exhibit
                No.  Description
                ---  -----------
                99.1 Press Release of Prime Group Realty Trust dated March 9, 2001.

                                                           SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2001                        PRIME GROUP REALTY TRUST

                                              By:/s/ Louis G. Conforti
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                                              Name:   Louis G. Conforti
                                                      Co-President and Acting
                                                      Chief Financial Officer

EXHIBIT NO. 99.1

FOR IMMEDIATE RELEASE

Friday, March 9, 2001

DEARBORN CENTER ANNOUNCES 206,146 SQUARE FOOT LEASE WITH

CITADEL INVESTMENT GROUP

Building now 63% Percent Leased a Year and Half Before Completion

CHICAGO, IL. March 9, 2001 – Prime/Beitler Development Company, L.L.C., the owner of Dearborn Center, a $355.0 million office tower currently being constructed in downtown Chicago, announced the signing of a 10-year, 9 month, 206,146 square foot lease with Citadel Investment Group, L.L.C. The lease is expected to commence on or about January 1, 2003.

Citadel Investment Group is a major global financial services institution headquartered in Chicago. Citadel manages several billion dollars in investment capital for primarily institutional clients, as well as high net worth individuals.

“As Citadel continues its expansion, we look forward to moving into Dearborn Center,” said Kenneth C. Griffin, President of Citadel Investment Group. “We like the building’s design, efficiency and systems technology, and believe these innovative features will enhance our firm’s productivity and our ability to serve our clients.”

Citadel Investments will occupy the top six floors of the office tower. The transaction brings the total space leased at Dearborn Center to 63%. In connection with the transaction, Dearborn Center has agreed to reimburse Citadel for its financial obligations under its existing 161,488 square foot lease at One North Wacker Drive in Chicago. John Murphy of MB Beitler represented the Dearborn Center and James Reinert of U.S. Equities represented Citadel.

“We are extremely pleased to welcome Citadel Investment Group to Dearborn Center, ” said Michael W. Reschke, Chairman of the Board of Prime Group Realty Trust. “With Bank One, Holland & Knight and now Citadel, Dearborn Center is quickly becoming one of the Loop’s leading locations for financial and professional service firms, combining advanced technology, world-class architecture and operating efficiency.”

“The success of Dearborn Center is evident by its substantial pre-leasing with very prestigious tenants one and a half years before completion” said J. Paul Beitler, Chairman of J. Paul Beitler Development Company. Tenants previously signing leases at Dearborn Center include Bank One, NA, the nation’s fourth largest bank holding company. Bank One signed a 15-year lease as the anchor tenant of the project in January 2000. The bank will occupy approximately 618,000 square feet in the lower portion of the office tower. In August 2000, Holland & Knight, LLP, a leading national law firm, expanded their original lease to 104,049 square feet. With these leases, the total square footage pre-leased in the development is 961,852 square feet.

Dearborn Center is being developed by Prime/Beitler Development Company, L.L.C., a joint venture between an affiliate of Prime Group Realty Trust (NYSE: PGE) and J. Paul Beitler Development Company. Construction of Dearborn Center commenced in late April 2000 with an anticipated completion date in the fourth quarter of 2002. Dearborn Center will occupy a half-city block on Adams between Dearborn and State Streets. It will include 1,400,000 square feet of office space, 100,000 square feet of prime retail space on State Street, and a 210-space underground parking garage.

Dearborn Center was designed by the internationally acclaimed team of Ricardo Bofill of Spain and James DeStefano of Chicago and will blend “modern classicism” architecture with traditional elements. The floor-to-ceiling windows and 10-foot finished ceiling design allows for substantial natural light; a raised floor system permits extensive cabling for technology; and an energy-efficient air control system provides for employee work areas with individual temperature controls. Dearborn Center is considered to be one of the most technologically advanced buildings being constructed in the world.

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. The Company’s portfolio consists of 27 office properties, containing an aggregate of 9.3 million net rentable square feet and 31 industrial properties containing an aggregate of 4.2 million net rentable square feet. The portfolio also includes 202.8 acres of developable land and rights to acquire more than 173.5 additional acres of developable land which management believes could be developed with approximately 7.2 million rentable square feet of office and industrial space. In addition, the Company has an equity ownership interest in three development joint ventures which are developing 2.7 million rentable square feet of office space in downtown Chicago and 0.2 million of rentable office space in suburban Chicago.

The J. Paul Beitler Development Company is one of the city’s most successful development companies specializing in high-rise office building development, having developed over 7 million square feet of Class A office space in the great Chicago area.

This press release contains certain forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the statements and projections are based upon reasonable assumptions, actual results may differ from those projected. Key factors that could cause actual results to differ materially include economic downturns, successful and timely completion of acquisitions, renovations and development programs, leasing activities and other risks associated with the commercial real estate business, and as detailed in the Company’s filings from time to time with the Securities and Exchange Commission.